            As filed with the Securities and Exchange Commission on May 22, 1997

                                                      Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------

                            THE E.W. SCRIPPS COMPANY
             (Exact name of registrant as specified in its charter)

             Ohio                                     31-1223339
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)


  312 Walnut Street, Cincinnati, Ohio                      45202
(Address of Principal Executive Offices)                 (Zip Code)

                                 ---------------

                            THE E.W. SCRIPPS COMPANY
    1997 DEFERRED COMPENSATION AND PHANTOM STOCK PLAN FOR SENIOR OFFICERS AND
                               SELECTED EXECUTIVES

                            (Full title of the plan)
                                 ---------------

                               M. DENISE KUPRIONIS
                                    Secretary
                            The E.W. Scripps Company
                                312 Walnut Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 977-3835
          (Telephone number, including area code, of agent for service)
                                 ---------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
          Title of                                             Proposed                  Proposed
        securities to               Amount to be           Maximum offering          maximum aggregate           Amount of
        be registered               registered(1)         price-per share(2)         offering price(2)      registration fee
--------------------------------------------------------------------------------------------------------------------------------
Class A Common Shares
$.01 par value                         250,000                  $37.63                  $9,407,500                $2,851

Plan Interests                  Indeterminate(3)
================================================================================================================================


(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated in accordance with Rules 457(c) and 457(h)(1) solely for the purpose of determining the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on May 20, 1997, of the registrant's Class A Common Shares as reported on the New York Stock Exchange.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The Class A Common Shares and plan interests registered by The E.W. Scripps Company (the "Company") pursuant to this Registration Statement will be issued under the Company's 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives (the "Plan").


Item 3. Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act since the Annual Report on Form 10-K referenced above; and

                  (c) The description of the Company's Class A Common Shares contained in the Company's Registration Statement on Form 10, declared effective October 17, 1996, pursuant to Section 12 of the Exchange Act.


Item 5. Interests of Named Experts and Counsel.

                  The legality of the Class A Common Shares and the interests in the Plan offered hereby has been passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. John H. Burlingame, a director of the Company, is a partner of Baker & Hostetler LLP.


Item 6. Indemnification of Directors and Officers.

                  The Articles of Incorporation of the Registrant provide for indemnification of directors and officers to the fullest extent permitted under
Section 1701.13 of the Ohio General Corporation Law.

                  The Registrant is permitted by its Articles of Incorporation to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8. Exhibits.

Exhibit Number         Description of Exhibit
--------------         ----------------------

       4(a) The E.W. Scripps Company 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives

       4(b)            Articles of Incorporation of The E.W. Scripps Company(1)

       4(c)            Code of Regulations of The E.W. Scripps Company(1)

       5 Opinion of Baker & Hostetler LLP as to legality of the Class A Common Shares and interests in the Plan being registered

       23(a)           Consent of Deloitte & Touche LLP

       23(b) Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

       24(a)           Power of Attorney (Registrant)

       24(b)           Power of Attorney (Directors and Officers)


-----------------------
(1) Incorporated by reference from Registration Statement on Form 10 (File No. 1-11969) filed on October 17, 1996.


Item 9. Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 22, 1997.


                                   THE E.W. SCRIPPS COMPANY

                                   By                 *
                                      ------------------------------------
                                      William R. Burleigh
                                      President and Chief Executive Officer



                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 22, 1997, by the following persons in the capacities indicated below.

             Signature                                            Title
             ---------                                            -----

                 *                        President and Chief Executive Officer
----------------------------------        (Principal Executive Officer);
         William R. Burleigh              Director


                 *                        Senior Vice President, Finance
----------------------------------        & Administration (Principal Financial
         Daniel J. Castellini             and Accounting Officer)


                 *                        Chairman  of the Board
----------------------------------
         Lawrence A. Leser


                 *                        Director
----------------------------------
         Charles E. Scripps


                 *                        Director
----------------------------------
         Robert P. Scripps


                 *                        Director
----------------------------------
         Paul K. Scripps


                 *                        Director
----------------------------------
         John H. Burlingame


                 *                        Director
----------------------------------
         Nicholas B. Paumgarten

                *                         Director
----------------------------------
         Daniel J. Meyer


                *                         Director
----------------------------------
         Ronald W. Tysoe


                *                         Director
----------------------------------
         Julie A. Wrigley


* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Registration Statement.



By:  /s/ WILLIAM APPLETON
--------------------------------------
    William Appleton, Attorney-in-Fact



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on May 22, 1997.

                     1997 DEFERRED COMPENSATION AND PHANTOM
                     STOCK PLAN FOR SENIOR OFFICERS AND
                     SELECTED EXECUTIVES

                     By: /s/ M. DENISE KUPRIONIS
                         --------------------------------------------
                         M. Denise Kuprionis, Administrator

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
------            -------------------

4(a) The E.W. Scripps Company 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives

4(b)              Articles of Incorporation of The E.W. Scripps Company(1)

4(c)              Code of Regulations of The E.W. Scripps Company(1)

5 Opinion of Baker & Hostetler LLP as to legality of the Class A Common Shares and interests in the Plan being registered

23(a)             Consent of Deloitte & Touche LLP

23(b)             Consent of Baker & Hostetler LLP (included in Opinion filed as
                  Exhibit 5 hereto)

24(a)             Power of Attorney (Registrant)

24(b)             Power of Attorney (Directors and Officers)


-------------------
(1) Incorporated by reference from Registration Statement on Form 10 (File No. 1-11969) filed on October 17, 1996.